Pipeline Data Completes Acquisition of AIRCHARGE

Tuesday October 18, 10:00 am ET

QUINCY, Mass.--(BUSINESS WIRE)--Oct. 18, 2005--Pipeline Data Inc. (OTCBB: PPDA - News) announced today the completion of its acquisition of Illinois-based World Products, Inc. d.b.a. “AIRCHARGE.”

The AIRCHARGE product line provides a complete payment solution that enables merchants to perform swiped credit card and check guarantee transactions on select cellular phones. AIRCHARGE provides credit card processing and wireless check guarantee transactions using Java-enabled phones on nearly all major US cellular carriers. A multimedia demonstration of the service is available at www.aircharge.com.

The acquisition reinforces Pipeline Data’s presence in the rapidly expanding wireless payments market.

About Pipeline Data:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 15,000 accounts.

About World Products, Inc. d.b.a. “AIRCHARGE”:

AIRCHARGE is the first company to deploy a cellular phone-based solution for mobile business merchants to accept credit cards at the point-of-sale. The company was recently designated an “Industry Solutions Partner” by one of the leading national wireless communications service providers to provide credit card processing and wireless check conversion on all of the company’s Java-enabled phones. A multimedia demonstration of the service is available at www.aircharge.com.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.

Contact Information: Pipeline Data Inc. Lane Gordon, 617-405-2600 x228

Lane.Gordon@pipelinedata.com www.pipelinedata.com